Exhibit (2)

THE ARTICLES OF INCORPORATION OF

THE ENDOWMENT FUND, INC.

FIRST: Name.

The name of the corporation is THE ENDOWMENT FUND, INC. (the “Corporation”).

SECOND: Corporate Purposes.

The purposes for which the Corporation is formed are to act as a closed-end, management investment company under the Investment Company Act of 1940, as amended (“Investment Company Act”), and to exercise and enjoy all of the powers, rights and privileges granted to or conferred upon corporations by the General Laws of the State of Maryland now or hereafter in force.

THIRD: Address and Resident Agent.

The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust, Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, whose post office address is 300 East Lombard Street, Baltimore, Maryland 21202.

FOURTH: Capital Stock.

(a) Authorized Shares. The aggregate number of Shares which the corporation shall have authority to issue is one billion Shares, all of one class called Common Stock of the par value of $0.001 each, having an aggregate par value of $1,000,000.

(b) Classified or Reclassified Shares.

(1) Without the assent or vote of the stockholders, the Board of Directors may classify and reclassify any unissued Shares into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the par value, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such Shares and may also, without the assent or vote of the stockholders, amend these Articles to increase or decrease the aggregate number of Shares of stock of the Corporation or the Shares of any class or series that the Corporation has authority to issue, and change the name or other designation or the par value of any class or series of the Corporation and the aggregate par value of the stock of the Corporation.

(2) Prior to issuance of classified or reclassified Shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of Shares to be included in the class or series; (c) set or change, subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the par value, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of stock set or changed pursuant to this paragraph (5) of this Article Fourth may be made dependent upon facts or events ascertainable outside the charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

(c) Voting Rights. Unless otherwise expressly provided in these Articles, on each matter submitted to a vote of stockholders, each stockholder shall be entitled to one vote for each Share standing in such stockholder’s name on the books of the Corporation, irrespective of the class thereof, and all Shares of all classes shall vote together as a single class; provided, however, that (1) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act, and any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, or by the terms of the classification or re-classification of any class or series, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes or series as described above; (2) in the event that the separate vote requirements referred to in (1) above apply with respect to one or more classes or series, then subject to paragraph (3) below, the Shares of all other classes or series not entitled to a separate vote shall vote together as a single class; and (3) as to any matter which in the judgment of the Board of Directors (which judgment shall be conclusive) does not affect the interest of a particular class or series, such class or series shall not be entitled to any vote and only the holders of Shares of the one or more classes or series shall be entitled to vote.

(d) Fractional Shares. Any fractional Shares shall carry proportionately all the rights of a whole Share, excepting any right to receive a certificate evidencing such fractional Share, but including, without limitation, the right to vote and the right to receive dividends.

FIFTH: Board of Directors.

(a) Number; Directors as Stockholders. The number of Directors of the Corporation shall be not less than one and currently is ten, provided that the By-Laws of the Corporation may (1) fix the number of Directors at a number greater than that fixed in these Articles and (2) authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of Directors from time to time within a limit specified in the By-Laws and to fill the vacancies created by any such increase in the number of Directors. Unless otherwise provided by the By-Laws of the Corporation, the Directors of the Corporation need not be stockholders thereof.

(b) Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the corporation shall be exercised by or under the authority of the Board of Directors except as conferred on or as reserved to the stockholders by law, these Articles or the By-laws of the Corporation.

(c) Compensation. The Board of Directors may authorize payment of compensation to the Directors for services to the Corporation, as provided in the By-Laws, including fees for attendance at meetings of the Board of Directors and committees thereof.

(d) Removal. The stockholders may remove a Director for cause only by the affirmative vote of seventy-five percent of the votes entitled to be cast generally for the election of Directors.

SIXTH: Indemnification and Advancement of Expenses.

(a) Indemnification of Directors and Officers. The Corporation shall indemnify its Directors and officers to the fullest extent permitted by the Maryland General Corporation Law and the Investment Company Act. The Corporation shall indemnify its Directors and officers who, while serving as Directors or officers, also serve at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law. The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article shall not protect any such person against any liability to the Company or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (“disabling conduct”).

(b) Advances. Any current or former Director or officer of the Corporation seeking indemnification within the scope of this Article shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to the fullest extent permissible under the Maryland General Corporation Law and the Investment Company Act,

without a preliminary determination of entitlement to indemnification (except as provided below). The person seeking advances shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (i) the person seeking advances shall provide security in form and amount acceptable to the Corporation for his undertaking; (ii) the Corporation is insured against losses arising by reason of the advance; or (iii) a majority of a quorum of Directors of the Corporation who are neither “interested persons” as defined in section 2(a)(19) of the Investment Company Act nor parties to the proceeding (“disinterested non-party directors”), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

(c) Procedure. At the request of any person claiming indemnification under this Article, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law and the Investment Company Act, whether the standards required by this Article have been met. Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (A) the vote of a majority of a quorum of disinterested non-party directors or (B) an independent legal counsel in a written opinion.

(d) Other Rights. The Board of Directors may make further provision consistent with law for indemnification and advance of expenses to Directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested directors or otherwise.

(e) Amendments. References in the Article are to the Maryland General Corporation Law and to the Investment Company Act. No amendment of these Articles of Incorporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

(f) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or who, while a Director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position; provided that no insurance may be purchased by the Corporation on behalf of any person against any liability to the Corporation or to its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

SEVENTH: Certain Transactions.

(a) Notwithstanding any other provision of these Articles of Incorporation, the types of transactions described in subsection (b) of this Article shall require, subject to the terms of subsection (c) of this Article and the requirements, exemptions and exclusions contained in Title 3, Subtitle 1 of the Maryland General Corporation Law, the affirmative vote or consent of the holders of seventy-five percent of the outstanding Shares of stock of the Corporation normally entitled to vote in elections of directors. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by the Maryland General Corporation Law or any agreement between the Corporation and any national securities exchange or by the By-Laws of the Corporation.

(b) This Article shall apply to the following transactions:

(1) a merger or consolidation of the Corporation with or into another corporation or entity;

(2) a sale, lease, exchange, transfer or other disposition to or with any entity or person, in one transaction or a series of transactions, of all or any substantial part of the assets of the Corporation (except assets having an aggregate fair market value of less than $1,000,000 or such sale, lease or exchange in the context of the ordinary course of the Corporation’s investment activities);

(3) the issuance or transfer by the Corporation, in one transaction or a series of transactions, of any securities of the Corporation to any person or entity for cash, securities or other property (or combination thereof) having an aggregate fair market value of $1,000,000 or more, excluding (i) sales of securities of the Corporation in connection with a public offering thereof, (ii) issuances of securities pursuant to a dividend reinvestment plan adopted by the Corporation or pursuant to a stock dividend and (iii) issuances of any securities of the Corporation upon the exercise of any stock subscription rights distributed by the Corporation;

(4) the liquidation or dissolution of the Corporation;

(5) a change in the nature of the business of the Corporation so that it would cease to be an investment company registered under the Investment Company Act; or

(6) the conversion of the Corporation to an “open-end company,” or any amendment to these Articles of Incorporation that makes the Common Stock a “redeemable security,” as such terms are defined in the Investment Company Act.

(c) If the Board of Directors approves, by a vote of at least seventy-five percent of the entire Board of Directors, any action listed in paragraph (b) of this Article VIII other than the action described in clause (b)(3), the affirmative vote of the holders of a majority of the Corporation’s outstanding Shares, and, if applicable, any vote required by the Investment Company Act, shall be necessary to authorize such action. If the Board of Directors approves by a vote of at least seventy-five percent of the entire Board of Directors an action described in clause (b)(3) of this Article, no stockholder vote shall be required to authorize such action.

The provisions of this Article VII may not be amended, altered or repealed except by the approval of at least seventy-five percent of the Shares of Common Stock of the Corporation outstanding and entitled to vote thereon.

EIGHTH: Denial of Preemptive Rights.

No stockholder of the Corporation shall by reason of his holding Shares of capital stock have any preemptive or preferential right to purchase or subscribe to any Shares of capital stock of the Corporation of any class, now or hereafter authorized, or options or rights to purchase any stock, or any notes, debentures, bonds or other securities convertible into, or carrying rights or options to purchase, Shares of capital stock of any class, now or hereafter to be authorized, whether the issuance of any such Shares of capital stock, options, rights, notes, debentures, bonds or other securities is for money, consideration other than money, as a distribution or otherwise and whether such issuance would adversely affect the dividend or voting rights of such stockholder; and any and all such preemptive and preferential rights are hereby waived by each holder of capital stock and of any other securities of the Corporation which may hereafter be created.

NINTH: Quorum of Stockholders.

The presence in person or by proxy of the holders of record of one-third of the Shares of Common Stock issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law or in these Articles of Incorporation or in the By-Laws of the Corporation.

TENTH: Determinations; Contracts.

(a) Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice, by or pursuant to the authority or the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or Shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and Shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of Shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid.

(b) As and to the extent permitted by law (including the Maryland General Corporation Law and the Investment Company Act), the Corporation may enter into any contract with any corporation, firm, partnership, trust or association, although one or more of the Board of Directors or officers of the Corporation may be an officer, director, partner, trustee, stockholder or member of, or have an interest in, such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship or interest, nor shall any person holding such relationship be liable merely by reason of such relationship or interest for any loan or expense to the Corporation under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom. Any contract, transaction or act of the Corporation or of the Board of Directors, which shall be ratified by a majority of a quorum of the stockholders having voting power at any annual meeting, or at any special meeting called for such purpose, shall, except as otherwise specifically provided by law, or by these Articles of Incorporation, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not of itself be deemed in any way to render the same invalid, nor deprive the directors of their right to proceed with such contract, transaction or act.

(c) No provision of these Articles of Incorporation shall be effective to (1) require a waiver of compliance with any provisions of the Securities Act of 1933, as amended, or the Investment Company Act, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (2) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

ELEVENTH: Duration.

The duration of the Corporation shall be perpetual.

TWELFTH: Amendments.

(a) Articles of Incorporation. The Corporation reserves the right from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed or authorized by statute, including any amendments changing the terms of contract rights, as expressly set forth in these Articles of Incorporation, of any of its outstanding stock by classification, reclassification or otherwise, and all rights conferred upon stockholders herein are granted subject to this reservation. All amendments, except as otherwise prescribed or authorized by statute or these Articles of Incorporation, shall require the affirmative vote of a majority of the Corporation’s outstanding stock entitled to vote; provided, however, that if these Articles of Incorporation specifically so provide, any such amendment, alteration, change or repeal may be effected only upon the vote of seventy-five percent of the Shares of Common Stock of the Corporation outstanding and entitled to vote thereon. The provisions of the preceding sentence may not be amended, altered or repealed except by vote of seventy-five percent of the Shares of Common Stock of the Corporation outstanding and entitled to vote thereon.

(b) Bylaws. Except as otherwise expressly provided in the Bylaws of the Corporation, the Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this     th day of February, 2005.

SIGNATURE OF INCORPORATOR:
/s/ A. Haag Sherman A. Haag Sherman

I hereby consent to my designation in this documents as resident agent for this corporation.

SIGNATURE OF RESIDENT AGENT LISTED IN ARTICLE III:

Filing party’s return address:

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